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                                                              Exhibit 99.h.(xii)

                  THIRD AMENDMENT TO FUND ACCOUNTING AGREEMENT

                            Effective January 1, 2006

     The Fund Accounting Agreement dated January 3, 2000 by and between HARTFORD SERIES FUND, INC. and HARTFORD LIFE INSURANCE COMPANY is hereby amended to restate Schedule C as attached hereto.


                               HARTFORD SERIES FUND, INC.


                               /s/Tamara L. Fagely
                               -------------------
                               Tamara L. Fagely
                               Vice President, Treasurer and Controller


                               HARTFORD LIFE INSURANCE COMPANY


                               /s/Mary Jane Fortin
                               -------------------
                               Mary Jane Fortin
                               Senior Vice President

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                                   SCHEDULE C

                        To the Fund Accounting Agreement
     between Hartford Series Fund, Inc. and Hartford Life Insurance Company

                           MUTUAL FUND ACCOUNTING FEES

    ANNUAL FEE ON ALL AGGREGATE FUND NET ASSETS / APPLIED AT THE CLASS LEVEL

                                1.5 basis points